Exhibit 10.10

House Lease Contract

Lessor: Taicang Science and Technology Venture Park Co., Ltd. (hereinafter referred to as “Party A”)

Lessee: Suzhou Connect Biopharmaceuticals, Ltd. (hereinafter referred to as “Party B”)

In accordance with the “ Contract Law of the People’s Republic of China” and relevant provisions, in order to define the rights and obligations of the Lessor and the Lessee, Party A and Party B hereby sign this Contract upon negotiated consensus.

Article 1 Party A will lease the 4th floor of the East Building of the R&D Building at No. 6 West Beijing Road, Taicang City, to Party B for the company’s office use, with a house area of 681.2 m2.

Article 2 Lease period: from August 1, 2020 to July 31, 2023.

When the lease contract is terminated upon expiration, if Party B proposes the renewal of the contract, it shall notify Party A of its intention to renew the contract in writing one month before the expiration of the contract. Party A shall decide on whether to renew the contract according to the corresponding circumstances; if Party A agrees to renew the contract, both parties shall sign a house lease agreement separately.

Article 3 House rent and consultation & technical service fee

The rent will be RMB 23/m2•month, and the consultation & technical service fee will be RMB 3/m2•month.

Mode of payment: quarterly payment; the rent and consultation & technical service fee for three months shall be paid within five working days from the signing date of the contract (subsequently, every three months shall be a payment cycle). The rent and consultation & technical service fee for the next cycle, i.e., three months, shall be paid 15 days before the expiration of the 3rd month of the first cycle, and the rest may be deduced by analogy. After Party B’s payment, Party A shall issue an invoice.

During the lease period, Party B shall not deduct any rent, consultation & technical service fee and other expenses that it must pay to Party A in advance for any reason.

Party B shall remit the rent and other expenses to the following account before the payment date as agreed in this Contract, and shall not delay or refuse the payment on the grounds that it has not received an exigent notice.

Party A’s act or factual state of accepting Party B’s rent and other expenses shall not be interpreted as an exemption from the legal liability caused by Party B’s violation of contract. Party B shall not use this as a defense for exemption from the liability for violation of contract.

When Party B makes payment, if there is a previous arrear of water & electricity fee, overdue fine, consultation & technical service fee, and rent, Party A may first deduct the above-mentioned expenses

[seal:] Suzhou Connect Biopharmaceuticals, Ltd., 3205851965705 in accordance with the above-mentioned order.

Article 4 Security deposit

1. In order to ensure that Party B fully fulfills the lease contract, the leased house and its auxiliary facilities are safe and intact, Party B returns the house and handles the relocation of business license on time (after the expiration of the contract or the cancellation of the contract), Party B shall agree to pay Party A the rent and consultation & technical service fee for one month as a security deposit at the time of signing this Contract. During the lease period, before the termination of this Contract and the completion of house return procedures, the security deposit shall not be required to cover the payable expenses such as rent, consultation & technical service fee, water & electricity fee, etc., and Party A shall issue a receipt to Party B after receiving the security deposit.

2. If Party B has one of the following circumstances, Party A shall have the right to directly make a deduction from the security deposit:

(1) If Party B has any act of infringing rights or violating administrative laws and regulations, with the result of causing losses to Party A or any third party, Party A may withhold part or all of the security deposit to cover the economic losses suffered by Party A or any third party;

(2) Party B’s leasing act must meet the relevant property management requirements, otherwise Party A shall have the right to deduct the security deposit based on the severity of the circumstances.

3. Where it is stipulated in this Contract that Party A has the right to deduct the above-mentioned security deposit, resulting in the insufficient part of the security deposit, Party B must make a supplement within seven days after receiving Party A’s written notice, otherwise, for each day of delay, Party B shall pay Party A 0.1% of the amount payable as a liquidated damage; if the supplement is not completed after 30 days, it shall be deemed that Party B has violated the contract, and Party A shall have the right to terminate this Contract without assuming any liability.

4. If Party B has one of the following circumstances, the security deposit shall not be refunded:

(1) Party B damages the leased house, or its auxiliary facilities and equipment, and refuses to compensate according to the price;

(2) The contract is cancelled due to Party B’s violation of contract, or Party B unilaterally cancels the contract in advance;

(3) Because Party B has a third-party debt during its operations, the debt affects the lease or use of Party A’s house.

5. Upon the expiration of lease period, Party B shall settle the arrears. If no loss has caused to Party A, no third party has filed a lawsuit or arbitration and other outstanding matters, and Party B has emptied all movable items (with no damage to the renovation state of the house upon return, or restoration to the original state according to Party A’s requirements), completed the house return procedures, water, electricity, business license and other item hand-over and move-out procedures, and settled the relevant expenses, Party A shall refund the security deposit (in the event of any deduction, it shall be the remaining security deposit after deduction) to Party B in a lump sum, without interest, within 15 working days.

6. The security deposit shall have nothing to do with the rent, consultation & technical service fee, water & electricity fee and other expenses paid by Party B during the performance of this Contract, which shall only be used as a guarantee for the safety and intactness of the leased house and equipment and facilities, and Party B’s return of the house and completion of the house handover procedures on time. Party B shall not invoke the security deposit to evade the obligation for the payment of rent, consultation & technical service fee, and water & electricity fee, and shall not use the above-mentioned security deposit for external guarantees or transfer the security deposit.

Article 5 Party A’s rights and obligations

1. Party A shall provide intact office house, and guarantee the supply of water and electricity. In case of any failure, Party A shall solve it in a timely manner. The water & electricity fee shall be borne by Party B and withheld and paid by Party A, and Party B shall make payment in a timely manner according to Party A’s provisions. In the event of any violation of contract by Party B during the lease period, or when this Contract is cancelled or terminated, Party A shall have the right to stop the supply of water & electricity and other service guarantees, and Party B shall bear the losses caused thereby independently. Party B shall hereby agree not to demand compensation from Party A.

2. Party A shall be responsible for the repair of the house to ensure Party B’s normal and safe use. Party A’s responsibility for the repair of the house shall be limited to the original structure of the house, and the power supply lines and public parts that have not been modified by Party B; Party A shall be responsible for the management services of public areas.

3. If there are the factors beyond Party A’s control that cause the instability or interruption of services such as water, electricity, network, etc., Party A need not assume any responsibility, but shall try its best to take effective measures to reduce the influences and losses caused thereby.

4. In the event of any factual state caused by Party B’s act or violation of contract, with the result that Party A pays fees, fines, etc. to any third party, Party B shall pay the full amount within ten days after receiving Party A’s written notice, otherwise Party A shall have the right to make a deduction directly from the security deposit.

Article 6 Party B’s rights and obligations

1. Party B shall not sublease, transfer, or lend the house arbitrarily, and shall not use the house for non-office use (warehouse, dormitory, etc.).

2. Party B shall not use the leased house to conduct illegal activities and harm public interests.

3. Party B shall guarantee to comply with the “Interim Regulations on Property Management”, the “Interim Regulations on Renovation Management” and other relevant provisions on property management formulated by Party A; the text of the above-mentioned regulations shall be an appendix to the contract, and Party B shall confirm the receipt of the text, read it carefully, and promise to comply with relevant regulations.

4. If Party B renovates the house due to business needs, it shall not damage the structure and appearance of the house, and the outdoor unit of air conditioner shall not be hung outdoors without authorization and shall be placed at a designated location in the park; if the renovation involves the construction and modification of fire safety, it needs to declare to the relevant management department independently according to national provisions; Party B shall submit a plan to Party A in writing before the renovation, which may be implemented only after Party A gives its consent, otherwise Party B must bear the economic losses caused thereby. Party B needs to comply with the relevant regulations on renovation management formulated by Party A.

5. The elevators, stairs, passages, and other public spaces on this floor shall be shared by all users, and Party B shall not hinder the use of others.

6. Party B shall pay house rent, consultation & technical service fee and other expenses on time.

7. Party B shall comply with other provisions of Party A’s management department.

8. Party B shall strictly abide by the Chinese laws and regulations on the protection of intellectual property rights, and assume the legal liability for any infringement or violation of intellectual property rights independently.

[seal:] Suzhou Connect Biopharmaceuticals, Ltd., 3205851965705

9. When this Contract is cancelled or terminated, or when Party B leaves the park in advance due to various reasons, Party B must settle the house rent and consultation & technical service fee in a timely manner. Party B shall promise that all items in the offices will not be removed before all expenses have been settled. In the event of forcible removal, Party A shall have the right to interfere. If any material losses and personal injuries of either party are caused due to this reason, Party B shall assume the economic and legal liabilities.

10. When this Contract is cancelled or terminated, in addition to removing all detachable and removable equipment belonging to Party B in the leased site, in order to reduce dismantlement and renovation time, save social costs, and reduce the interference to the surrounding enterprises, Party B shall agree to give up the residual value of renovation and leave it for free use by any future enterprise, and Party A need not pay any form of compensation or indemnification to Party B. If Party A requires Party B to dismantle the renovation, Party B must dismantle the renovation completely, restore the leased site to its original state, and clean it up. The expenses of dismantlement and garbage transportation shall be independently borne by Party B, and it also needs to pay rent and management fee within time required for dismantlement and cleaning work.

11. When this Contract is cancelled or terminated, if Party B is unable to return the leased site in a timely manner, from the next day until the return date of the leased site, Party B shall pay Party A a liquidated damage equivalent to two times of the monthly rent and other expenses. At the same time, if Party A suffers other losses, Party B shall also pay compensation. If Party B still fails to evacuate and return the house for more than 15 days, it shall be deemed that Party B has given up all items in the leased site. Party A shall have the right to clear the site independently and recover the house independently, and Party B shall agree not to demand compensation from Party A. The reasonable expenses for site clearance and house restoration to its original state shall be paid by Party B or deducted from the security deposit paid by Party B.

12. When Party B returns the leased site, it shall not require Party A to purchase the interior renovation and various equipment funded by Party B.

13. Party B shall agree to pay attention to relevant notices of municipal construction, water & power outages, etc. independently, and shall not file any claims against Party A in this regard.

14. The ownership, use right, and publishing right of the public areas, exterior elevations of the houses (including the spaces of exterior elevations) and outdoor advertising spaces in the property project where the leased house is located shall belong to Party A. Without the written consent of Party A, Party B shall not post, hang, and install any pictures, light boxes, posters, etc. that contain advertising contents outdoors independently. Party B shall have the right to publish all kinds of advertisements in the leased house, but all kinds of commercial advertisements and service information shall be published with healthy and true contents, and comply with the requirements of the “Advertising Law of the People’s Republic of China” and relevant laws and regulations. Party A shall have the right to exercise supervision and require a deadline for rectification.

15. Party B shall assist Party A in the management work and publicity, education, and cultural activities of the venture park; cooperate on the statistical work of the venture park, and report the relevant statistics of technological enterprise incubator required by the relevant national and local departments to the venture park in a timely manner.

16. If Party B is an enterprise involved in biological and chemical research and development (non-production type; for a production type, it needs to go through the relevant procedures for project establishment and pass the environmental assessment), except for research and development experiments, it is not allowed to produce or prepare hazardous chemicals (including but not limited to the chemicals such as sulfuric acid, perchloric acid, benzene, methanol, etc.) and contrabands (including but not limited to detonators, gun powders, medicines and intermediates, pharmaceutical raw materials, drugs, etc., and the products that may be produced only after a production license has been obtained according to the express provisions of the state) in the leased site. If Party A finds that Party B has the above-mentioned acts, Party A shall have the right to cancel the contract and recover the house at any time.

If Party B produces or prepares the above-mentioned contrabands privately, all legal consequences caused thereby shall be borne by Party B independently; Party B shall also bear the losses suffered by Party A for this reason.

Article 7 If Party B has one of the following circumstances, Party A may confiscate the security deposit, terminate the contract, stop the supply of water & electricity and other service guarantees, and recover the house (Party B shall bear and be responsible for all losses caused thereby, including Party B’s renovation, etc.):

1. Party B subleases, transfers, or lends the house arbitrarily, or changes the purpose of the house arbitrarily;

2. Party B uses the leased house to conduct illegal activities;

3. Party B delays the arrears of rent and consultation & technical service fee for two months (due to Party B’s delay in the arrears of rent, consultation & technical service fee, etc., with the result of causing Party A’s losses, Party B shall agree to Party A’s free disposal of the office furniture, office supplies and other assets left by Party B in the house to cover the arrears owed by Party B, and Party A shall reserve the right to investigate the legal liability of Party B);

4. Without the written consent of Party A, Party B dismantles and changes the load-bearing structure of the leased house arbitrarily, or damages the leased house intentionally;

5. Party B is confronting a financial crisis or will confront liquidation or bankruptcy;

6. Any assets of Party B in the house are sequestrate or seized.

Article 8 Change of the Lessor and the Lessee

1. If Party A transfers the ownership of the house to any third party, the contract shall continue to be valid for the new owner of the house.

2. If Party A sells the house, it must notify Party B three months in advance.

3. If Party B terminates the contract in advance, it shall notify Party A in writing one month in advance.

Article 9 Special provisions

1. Party B’s legal representative and shareholders shall provide Party A with a joint and several liability guarantee for all expenses and liabilities incurred under this Contract (including but not limited to rent, consultation & technical service fee, water & electricity fee, communication fee, liquidated damage, attorney fee, etc.), and the guarantee period shall be two years from the expiration date of the performance period of the last installment of expenses.

2. Party B shall not present properties, pay rebates or give other illegitimate benefits to the employees of Party A. Otherwise, once verified, Party A shall have the right to unilaterally increase the rent standard as agreed in this Contract by 20% - 30%, and Party B shall give its approval for this.

3. Party B shall confirm that during the lease period, the leased site is also the effective notification address of Party B. Party A shall have the right to choose to post the notices under this Contract on the doors, windows, or walls of the leased site; once posted, such notices shall be deemed to have been served on Party B, and shall be deemed to have already been known to Party B.

Article 10 Liability for violation of contract

1. If either party terminates the contract in advance without justifiable reasons and causes economic losses to the other party, it shall pay compensation.

[seal:] Taicang Science and Technology Venture Park Co., Ltd. [illegible]

[seal:] Suzhou Connect Biopharmaceuticals, Ltd., 3205851965705

[seal:] Taicang Science and Technology Venture Park Co., Ltd. [illegible]

2. If the Lessee delays the payment of rent, in addition to making up the payment in a timely manner, it shall pay a liquidated damage at a daily rate of 0.05% from the date when the payment is delayed.

Article 11 Conditions for disclaimer of liability

Party B shall hereby expressly agree and declare that, unless the following accidents and losses are caused by Party A’s intentional or gross negligence, Party A need not be liable to Party B or any third party in any of the following circumstances; if the following losses are caused by any third party, Party A shall assist B to demand compensation from the third party:

1. Any economic losses or damages to Party B caused by the defects or malfunctions of the public facilities (including but not limited to fire protection, security equipment, air-conditioning equipment) or other equipment in the property where the house is located;

2. Any economic losses or damages to Party B caused by the failure, malfunction, or suspension of the electricity, tap water, and other supplies in the property where the house is located;

3. Any economic losses or damages to Party B caused by the theft or robbery in the property where the house is located or the house;

4. Any economic losses or damages to Party B caused by Party A’s limited use of water, electricity, central air-conditioning, etc. according to the circumstances due to the government’s provisions on the limited use of water, electricity, and other public resources;

5. The necessary influences caused by the normal maintenance of public facilities in the property where the house is located;

6. The house is damaged or causes losses to Party B due to other force majeure events.

Article 12 Conditions for dispute resolution

1. If there is any dispute during the performance of this Contract, both parties shall resolve it through negotiation; if the negotiation fails, they may file a lawsuit with the Taicang People’s Court.

2. If Party B’s violation of contract causes Party A to file a lawsuit, Party A shall have the right to demand the attorney fee incurred thereby from Party B.

Article 13 The matters not covered in this Contract shall be subject to the relevant provisions of the “Contract Law of the People’s Republic of China”, and supplementary provisions shall be made after the mutual negotiation between both parties to the contract. The supplementary provisions shall have the same effect as this Contract.

Article 14 This Contract shall be made in quadruplicate, and both parties shall hold two copies respectively.

Party A: Taicang Science and Technology Venture Park Co., Ltd.	Party B: Suzhou Connect Biopharmaceuticals, Ltd.

Agent (Signature): /s/ [STAMPED]	Legal Representative (Signature): /s/ [STAMPED]

Shareholder (Signature):

[seal:] Taicang Science and Technology Venture Park Co., Ltd. 3205850937840 （太仓市科技创业园有限公司）	[seal:] Suzhou Connect Biopharmaceuticals, Ltd., 3205851965705 （苏州康乃德生物医药有限公司）

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